                                                                  EXHIBIT 10.10

                              SEVERANCE AGREEMENT


    This Severance Agreement ("Agreement") is made and effective as of the
        day of               , 19  , by and between American General
Corporation, a Texas corporation having its principal place of business in
Houston, Texas (the "Company"), and                      , an individual
currently residing in                           ,              ("Employee").
All terms defined in paragraph 2 shall throughout this Agreement have the meanings given therein.

    1. Payment of Severance Amount. If Employee's employment by the Company or any subsidiary thereof or successor thereto shall be subject to a Voluntary Termination or an Involuntary Termination within the Covered Period, then the Company shall pay Employee an amount equal to the applicable Severance Amount, payable within 15 days after the Termination Date. If any payment provided for in this paragraph 1 is not made when due, the Company shall pay Employee interest on the amount payable calculated at the prime or base rate of interest announced by Texas Commerce Bank, Houston, Texas (or any successor thereto) from time to time plus two percent (2%) from the date that payment to him should have been made.

    2.    Definitions.

          (a) An "Affiliate" shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, the Company.

          (b) "Base Annual Salary" shall, as determined on the Termination Date, be equal to the greater of:

                 (i) Employee's annual salary excluding bonuses and special incentive payments on the date of the earliest Change of Control to occur during the Covered Period or

                (ii) Employee's annual salary excluding bonuses and special incentive payments on the Termination Date.

          (c) "Change in Duties" shall mean any one or more of the following:

                 (i) a significant change in the nature or scope of the Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

                (ii) a reduction in the Employee's Base Annual Salary from that provided to him immediately prior to the date on which a Change of Control occurs;

               (iii) a diminution in the Employee's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of:

                      -- the opportunities provided by the Company (including
                         its subsidiaries) for executives with comparable duties; or

Severance Agreement,   Date  ,      Name


                      -- the opportunities under any such plans under which he was participating immediately prior to the date on which a Change of Control occurs;

                 (iv) a diminution in employee benefits (including but not
                      limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to Employee, from the greater of:

                      -- the employee benefits and perquisites provided by the
                         Company (including its subsidiaries) to executives with comparable duties; or

                      -- the employee benefits and perquisites to which he was
                         entitled immediately prior to the date on which a Change of Control occurs;

                  (v) a change in the location of Employee's principal place of employment by the Company (including its subsidiaries) by more than ten miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs; or

                 (vi) a reasonable determination by the Board of Directors of the Company that, as a result of a Change of Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, functions or duties attached to his position immediately prior to the date on which a Change of Control occurs.

          (d) A "Change of Control" shall mean the occurrence of any one or more of the following events:

                  (i) the company shall (A) merge or consolidate with or into another corporation or entity or enter into a share exchange between shareholders of the Company and another corporation or entity pursuant to Article 5.02 of the Texas Business Corporation Act and as a result of such merger, consolidation or share exchange less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation or entity shall then be owned in the aggregate by the former shareholders of the Company, other than (x) affiliates (within the meaning of the Securitie Exchange Act of 1934, as amended (the "Exchange Act")) of the Company or
                      (y) any party to such merger, consolidation or share exchange or (B) sell, lease, exchange or otherwise dispose of all or substantially all of the Company's property and assets in one transaction or a series of related transactions to one or more corporations or entities that are not subsidiaries of the Company;

                 (ii) the shareholder of the Company adopt a plan of
                      liquidation;

                (iii) any corporation, person or group (within the meaning of
                      Sections 13(d) or 14(d)(2) of the Exchange Act) (other than the Employee, the Company, any of the Company's subsidiaries, any employee benefit plan of the Company and/or one or more of its subsidiaries or any person or entity organized, appointed or established pursuant to the terms of any such employee benefit plan) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of the Company representing thirty percent (30%) or more of the total number of votes eligible to be cast at any election of directors of the Company; or

Severance Agreement,   Date  ,      Name


              (iv) as a result of, or in connection with, any tender offer or exchange offer, share exchange, merger, consolidation or other business combination, sale, lease, exchange or other disposition of all or substantially all of the Company's assets, a contested election, or any combination of the foregoing transactions, the persons who were directors of the Company on May 1, 1990 (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, provided that any person becoming a director subsequent to May 1, 1990 whose election, or nomination for election by the Company's shareholders was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of a proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes herein, considered as though such person were a member of the Incumbent Board.

    Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred with respect to Employee if he or she, after giving effect to a reorganization, recapitalization, spin-off, or other transaction, however structured, is employed by a corporation (or other entity)(the "Continuing Corporation"), (x) at least seventy percent (70%) of the outstanding voting securities of the ultimate parent entity of which (or of the Continuing Corporation, if there is no such ultimate parent entity) are beneficially owned in the aggregate, directly or indirectly through one or more inter-mediaries, by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of the Company, and (y) at least a majority of the directors of the ultimate parent entity of which (or of the Continuing Corporation, if there is no such ultimate parent entity) are members of the Incumbent Board (determined as provided in Subparagraph
    (iv)); provided, however, that this exception shall apply only if the ultimate parent entity of the Continuing Corporation (if there is such ultimate parent entity) and the Continuing Corporation shall have adopted the Plan or a plan substantially similar to the Plan (the "Substitute Plan") and an agreement substantially similar to the Agreement (the "Substitute Agreement") on or prior to the effective date of such reorganization, recapitalization, spin-off, or other transaction, however structured, with such ultimate parent entity (or the Continuing Corporation, if there is no such ultimate parent entity) to be substituted for the Company for all purposes under the Substitute Plan and under the Substitute Agreement as applicable. Moreover, for purposes of the Substitute Agreement, upon the creation of the Continuing Corporation, no subsequent Change of Control of the Company shall be deemed to be a Change of Control of the Continuing Corporation unless its ultimate parent entity shall be the Company.

    The "ultimate parent entity" of any corporation or other entity is that entity (i) which either alone or through one or more majority owned subsidiaries, beneficially owns (within the meaning of the Exchange Act) fifty percent (50%) or more of the outstanding voting securities of such corporation or other entity (based upon voting power in an election of directors), and (ii) as to which there is no corporation or other entity which beneficially owns (within the meaning of the Exchange Act) fifty percent (50%) or more of its outstanding voting securities (based upon voting power in an election of directors).

    The occurrence of the above events shall be the date of, but immediately prior to the time of, consummation of a merger, consolidation, share exchange or sale, lease, exchange or disposition of property and assets referred to in

Severance Agreement,   Date  ,      Name


    Subparagraph 2(d)(i), the date of any shareholder adoption of a plan of liquidation referred to in Subparagraph 2(d)(ii), the date on which the event described in Subparagraph 2(d)(iii) occurs, or the date of the change in constituency of the Board of Directors of the Company, as described in Subparagraph 2(d)(iv), as the case may be.

          (e) "Covered Period" for the Employee shall mean a period of time following the occurrence of a Change of Control equal to the lesser of (i) Employee's period of employment with the Company, any subsidiary, or any predecessor of either thereof prior to that Change of Control, or (ii) three years following the occurrence of the Change of Control.

          (f)    "Involuntary Termination" shall mean any termination which:

                 (i) does not result from a resignation by employee (other than a resignation pursuant to clause (ii) of this subparagraph (f)); or

                (ii) results from a resignation following any Change in Duties (as defined above);

    provided, however, the term "Involuntary Termination" shall not include:

                     (x)  a Termination for Cause (as defined below), or

                     (y) any termination as a result of death, disability, or normal retirement pursuant to a retirement plan to which Employee was subject prior to any Change of Control.

          (g)    "Severance Amount" is equal to:

                 (i) in the case of an Involuntary Termination, 2.99 times Employee's Base Annual Salary, and

                (ii) in the case of a Voluntary Termination, two times Employee's Base Annual Salary.

          (h) "Termination for Cause" shall mean only a termination as a result of fraud, misappropriation of or intentional material damage to the property or business of the Company (including its subsidiaries), or commission of a felony by Employee.

          (i) "Voluntary Termination" shall mean any termination which is not:

                 (i)  an Involuntary Termination,

                (ii)  a Termination for Cause, or

               (iii) the result of death, disability, or normal retirement pursuant to a retirement plan to which Employee was subject prior to any Change of Control.

          (j) "Voting Securities" shall mean any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

    3. Adjustments for Certain Taxes. To the extent that any payment made to Employee under this Agreement and any benefit or payment received by Employee under any other plan, program or arrangement sponsored or maintained by the

Severance Agreement,   Date  ,      Name


Company or its affiliates is subject to federal income, excise or other tax at a rate above the rate ordinarily applicable to wages and salaries paid in the ordinary course of business ("Penalty Tax"), whether as a result of the provisions of sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), any similar or analogous provisions of any statute adopted subsequent to the date hereof, or otherwise, then the Severance Amount shall be increased by an amount (the "Additional Amount") such that the net amount received by Employee, after paying any applicable Penalty Tax and any federal or state income tax on such Additional Amount, shall be equal to the amount that Employee would have received if such Penalty Tax were not applicable to payments made to Employee under this Agreement and to benefits or payments received by Employee under any other plan, program or arrangement sponsored or maintained by the Company or its affiliates.

    4. Medical and Dental Benefits. If Employee's employment by the Company or any subsidiary thereof or successor thereto shall be subject to a Voluntary Termination or an Involuntary Termination within the Covered Period, then to the extent that Employee or any of Employee's dependents may be covered under the terms of any medical and dental plans of the Company (or any subsidiary thereof or successor thereto) for active employees immediately prior to such termination, the Company will provide Employee and those dependents with equivalent coverages for a period of thirty (30) months from the date of such termination; provided, however, that such coverages shall terminate if and to the extent that Employee becomes eligible for similar coverages from a subsequent employer (and any such eligibility shall be reported to the Company by Employee). Such coverages may be procured directly by the Company (or any subsidiary thereof, if appropriate) apart from, and outside of the terms of the plans themselves; provided that Employee and Employee's dependents comply with all of the conditions of the aforementioned plans. In consideration for these benefits, Employee must make contributions equal to those required from time to time from employees for equivalent coverages under the aforementioned plans.

    5. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Company to:          American General Corporation
                                   2929 Allen Parkway
                                   Houston, Texas  77019
                                   Attention:  General Counsel

    If to Employee to:             Name
                                   Company
                                   Address
                                   City, State  Zip

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

    6. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

Severance Agreement,   Date  ,      Name


        7. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

        8. Withholding of Taxes. Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

        9. No Employment Agreement. Nothing in this Agreement shall give Employee any rights (or impose any obligations) to continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Employee for the Company or any subsidiary thereof or successor thereto.

        10.   No Assignment; Successors.

                (a) Employee's right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

                (b) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (i) the person or entity acquiring such assets or a substantial portion thereof shall expressly assume by an instrument in writing all duties and obligations of the Company hereunder or (ii) the Company shall provide, through the establishment of a separate reserve therefor, for the payment in full of all amounts which are or may reasonably be expected to become payable to Employee hereunder.

        11. Term. This Agreement shall be effective as of the date first above written and shall remain in effect until ____________; provided, however, that in the event of a Change of Control during the term hereof, this Agreement shall remain in effect for the Covered Period, as defined in paragraph 2 hereof.

        12. Extension. The Compensation Committee of the Company may, at any time prior to the expiration hereof, extend the term hereof for a period of up to two years from the date on which such extension is approved, without any further action on the part of Employee or the Company.

        13. Indemnification. If Employee shall obtain any money judgment or otherwise prevail with respect to any litigation brought by Employee or the Company to enforce or interpret any provision contained herein, the Company, to the fullest extent permitted by applicable law, hereby indemnifies Employee for his reasonable attorneys' fees and disbursements incurred in such litigation and hereby agrees (a) to pay in full all such fees and disbursements and (b) to pay prejudgment interest on any money judgment obtained by Employee calculated at the

Severance Agreement,   Date  ,      Name


prime or base rate of interest announced by Texas Commerce Bank, Houston, Texas (or any successor thereto) from time to time plus two percent (2%) from the earliest date that payment to him should have been made under this Agreement.

        14. No Mitigation. Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and, except as provided in paragraph 4 hereof, the obtaining of any such other employment shall in no event effect any reduction of the Company's obligation to make (or cause to be made) the payments and arrangements required to be made under this Agreement. Further, except as provided in paragraph 4 hereof, the Company's obligation to make the payments and arrangements required to be made under this Agreement shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other rights which the Company may have against Employee.




    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written.

                                           AMERICAN GENERAL CORPORATION
                                           by order of the Personnel Committee
                                           of the Board of Directors


                                           By:____________________________



                                           Employee


                                              ____________________________
                                                    (Employee Name)